Exhibit 21

Corning Incorporated and Subsidiary Companies

Subsidiaries of the Registrant as of December 31, 2023 are listed below:

Alliance Fiber Optic Products, Inc.	Delaware
Axygen Bioscience, Inc.	Delaware
Axygen Holdings Corporation	Delaware
Axygen, Inc.	California
Cable Services, LLC	Delaware
Capricorn Insurance Company	Vermont
Corning (Hainan) Optical Communications Co., Ltd.	China
Corning (Shanghai) Co., Ltd.	China
Corning Automotive Glass Solutions (Hefei) Co., Ltd.	China
Corning B.V.	Netherlands
Corning China (Shanghai) Regional Headquarter	China
Corning Display Technologies (China) Co., Ltd.	China
Corning Display Technologies (Chongqing) Co., Ltd.	China
Corning Display Technologies (Guangzhou) Co., Ltd.	China
Corning Display Technologies (Hefei) Co., Ltd.	China
Corning Display Technologies (Wuhan) Co., Ltd.	China
Corning Display Technologies Materials (Chongqing) Co., Ltd	China
Corning Display Technologies Taiwan Co., Ltd.	Taiwan
Corning Environmental Technologies (Hefei) Co., Ltd.	China
Corning Finance B.V.	Netherlands
Corning Finance Luxembourg S.à.r.l.	Luxembourg
Corning GmbH	Germany
Corning Holding GmbH	Germany
Corning Hungary Data Services Limited Liability Company	Hungary
Corning International Corporation	Delaware
Corning Japan K.K.	Japan
Corning Life Sciences (Wujiang) Co., Ltd.	China
Corning Luxembourg S.à.r.l.	Luxembourg
Corning Netoptix, Inc.	Delaware
Corning Oak Holding LLC	Delaware
Corning Optical Communications GmbH & Co. KG	Germany
Corning Optical Communications LLC	North Carolina
Corning Optical Communications Polska sp. z o.o.	Poland
Corning Optical Communications RF LLC	Delaware
Corning Optical Communications S. de R.L. de C.V.	Mexico
Corning Optical Communications Vermoegensverwaltungs GmbH	Germany
Corning Optical Fiber Polska sp. z o.o.	Poland
Corning Pharmaceutical Glass S.p.A.	Italy
Corning Pharmaceutical Glass, LLC	Delaware
Corning Precision Materials Co., Ltd.	Korea
Corning Property Management Corporation	Delaware
Corning Research & Development Corporation	Delaware
Corning SAS	France
Corning Singapore Holdings Private Limited	Singapore
Corning SK Luxembourg S.à.r.l.	Luxembourg
Corning Specialty Materials, Inc.	Delaware
Corning Technologies (H.K.) Limited	Hong Kong
Corning Technologies India Private Limited	India
Corning Technologies SARL	Luxembourg

Corning Tropel Corporation	Delaware
Corning Ventures France SAS	France
DC HSC Holdings LLC	Delaware
Discovery Labware, Inc.	Delaware
Hemlock Holdings LLC	Delaware
Hemlock Semiconductor Operations LLC	Michigan
Hemlock Semiconductor, L.L.C.	Delaware
HSC Holdings LLC	Delaware
Mediatech, Inc.	Virginia
Optical Filter Corporation	Delaware
TR Manufacturing, LLC	Delaware
US Conec Ltd.	Delaware

Companies accounted for under the equity method as of December 31, 2023 are listed below:

Chengdu Honing Display Glass Co., Ltd.	China
China Renewable Energy Fund, LP	Singapore
Eurokera (Thailand) Limited	Thailand
Eurokera Guangzhou Co., Ltd.	China
Eurokera North America, Inc.	Delaware
Eurokera S.N.C.	France
Keraglass S.N.C.	France
Phoenix Venture Partners II LP	Delaware
Samsung Corning Advanced Glass LLC	Korea
Xianyang Honing Display Glass Co., Ltd.	China